EXHIBIT 99.1

PRESS RELEASE
Contact:	John Simmons, V.P., CFO Stewart & Stevenson Services, Inc. 713-868-7700

FOR IMMEDIATE RELEASE

STEWART & STEVENSON SERVICES REPORTS

THIRD QUARTER 2005 RESULTS

Third Quarter Net Earnings were $0.11 per Diluted Share

Third Quarter Net Earnings from Continuing Operations were $0.02 per Diluted Share

HOUSTON – November 30, 2005 – Stewart & Stevenson Services, Inc. (NYSE: SVC) announced results for the third quarter of fiscal 2005, which ended on October 29, 2005.

As previously announced, the company entered into two separate definitive agreements during the third quarter to sell the Engineered Products and Power Products businesses.  Operating results have been restated to reflect the two businesses as discontinued operations and restated fiscal 2005 and fiscal 2004 quarterly statements of operations for continuing operations are attached.  The company’s continuing operations consist of the Tactical Vehicle Systems (“TVS”) business and certain corporate overhead expenses.

Sales for the third quarter of fiscal 2005 totaled $161.8 million compared to sales of $133.4 million in the same period a year ago.  Net earnings in the third quarter of fiscal 2005 were $3.4 million, or $0.11 per diluted share, compared to $2.1 million, or $0.07 per diluted share, in the third quarter of fiscal 2004.  Net earnings from continuing operations in the third quarter of fiscal 2005 were $0.6 million, or $0.02 per diluted share, compared to $8.5 million, or $0.29 per diluted share, in the third quarter of fiscal 2004.

Max L. Lukens, Stewart & Stevenson’s President and Chief Executive Officer, stated, “Upon completion of the sales of the Power Products and Engineered Products businesses, Stewart & Stevenson will be primarily engaged in the design, manufacture and service of tactical military vehicles and related products.  We are confident that our expertise in this area, combined with our strong production backlog and financial condition, uniquely position us to take advantage of potential opportunities aimed at enhancing shareholder value.”

Continuing Operations

Sales in the third quarter of fiscal 2005 were $161.8 million, representing a 21% increase from $133.4 million of sales in the prior year’s third quarter.  Gross profit for the third quarter of fiscal 2005 decreased to $6.4 million or 4.0% of sales compared to $18.5 million or 13.8% of sales in the third quarter of fiscal 2004.  Gross profit margins were expected to be lower in fiscal 2005 as a result of the lower unit prices and mix of option vehicles in the current multi-year contract with the U.S. Army to produce the Family of Medium Tactical Vehicles (“FMTV”) which began production in November 2004.  The lower margins on this contract were partially offset by sales under other U.S. Army contracts to produce Low Signature Armored Cabs (“LSAC”) for use on the FMTV. Third quarter 2005 results included the sale of 230 LSAC units.

Selling and administrative expenses during the third quarter of fiscal 2005 were $4.7 million or 2.9% of sales compared to $6.2 million or 4.6% of sales in the third quarter of fiscal 2004.  The decline in selling and administrative expenses is attributable to lower LSAC product development costs combined with lower spending in the company’s corporate office.  Corporate office expenses declined from $4.0 million in the third quarter of fiscal 2004 to $3.4 million in the third quarter of fiscal 2005.

As previously announced, during the second quarter of fiscal 2005, the TVS business received additional orders from the U.S. Army for FMTV trucks and trailers valued at approximately $483 million.  These contract modifications, which are funded by the 2005 U.S. Congress Supplemental Spending Bill, provide for 3,016 additional vehicles to the third program year of the current production contract with deliveries scheduled from June 2006 through September 2008. At the end of the third quarter, total backlog from continuing operations was approximately $1.1 billion.

The company is evaluating the requirements under the contract modifications and is increasing its production capacity for 2006 in order to meet the required delivery schedule.  This will require capital expenditures of approximately $25 million for additional equipment and buildings through the first half of fiscal 2006, of which approximately $7 million was expended during the third quarter of fiscal 2005.  The contract modification is not expected to have a significant impact on the company’s fourth quarter fiscal 2005 operating results.

Discontinued Operations

Net earnings from discontinued operations were $2.7 million or $0.09 per diluted share in the third quarter of fiscal 2005.  These earnings include after-tax earnings of $5.2 million from the Power Products and Engineered Products businesses, an after-tax loss on disposal of $1.9 million resulting from the settlement of a dispute arising from the sale of the Airline Products business during fiscal 2004, and after-tax losses of $0.5 million from the continued wind-down of activities in the Distributed Energy Solutions business.

Liquidity

Total cash and short-term investments were $60.9 million at the end of the third quarter, as compared to $71.5 million at the end of the second quarter.  Cash used in operating activities of the discontinued Engineered Products and Power Products businesses, partially offset by $9.4 million of cash provided by the third quarter sale of four Power Products California locations, accounted for most of the decrease in the cash balance.  The sales of the Engineered Products and Power Products businesses are expected to provide cash proceeds of approximately $240 million in the fourth quarter, subject to adjustment.

Conference Call

Stewart & Stevenson Services has scheduled a conference call for Wednesday, November 30, 2005 at 10:00 a.m. Eastern Time to review third quarter results.  To listen to the call, dial 800-299-6183 or 617-801-9713 and use pass code 28695450 at least ten minutes before the conference call begins.  A telephonic replay of the conference call will be available until December 7, 2005 and may be accessed by dialing 888-286-8010 or 617-801-6888 and using pass code 21556853.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the company’s web site at www.ssss.com.  To listen to the live call on the web, please visit the Stewart & Stevenson web site at least fifteen minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live web cast, an audio archive will be available shortly after the call ends.

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated.  These factors include, but are not limited to, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts, risks of supply interruptions to Tactical Vehicle Systems segment, risks associated with Distributed Energy Solutions segment, risks of fixed-price contracts, risks as to rising steel prices, risks as to cost controls,  risks of general economic conditions, risks of oil and gas industry economic conditions, risks as to distributorships, risks as to licenses, risk of competition, risks relating to technology, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of claims and litigation, risks of product defects, risks as to foreign sales and global trade matters, risks as to acquisitions and restructuring activities, risks as to currency fluctuations, risks as to environmental and safety matters, and credit risks  all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 29, 2005	October 30, 2004	October 29, 2005	October 30, 2004
	(Unaudited)		(Unaudited)
Sales	$161,821	$133,431	$531,513	$412,951
Cost of sales	155,421	114,961	489,349	351,752

Gross profit	6,400	18,470	42,164	61,199

Selling and administrative expenses	4,720	6,199	14,869	19,281
Other expense (income), net	85	29	(138)	29

Operating profit	1,595	12,242	27,433	41,889

Interest expense	563	534	1,636	1,487
Interest income	(525)	(411)	(2,082)	(997)

Earnings from continuing operations before income taxes	1,557	12,119	27,879	41,399
Income tax expense	918	3,630	10,411	14,038
Net earnings from continuing operations	639	8,489	17,468	27,361
Earnings (loss) from discontinued operations, net of tax expense (benefit of $2,574, ($5,557), $4,656 and ($9,454)	4,660	(6,406)	9,656	(13,959)
Loss from disposal of discontinued operations, net of tax of ($1,077) and ($3,269)	(1,949)	—	(6,780)	—
Net earnings	$3,350	$2,083	$20,344	$13,402

Weighted average shares outstanding:
Basic	29,194	28,768	29,060	28,729
Diluted	29,674	29,186	29,555	29,100

Earnings (loss) per share:
Basic:
Continuing operations	$0.02	$0.30	$0.60	$0.95
Discontinued operations	0.09	(0.23)	0.10	(0.48)
Net earnings per share	$0.11	$0.07	$0.70	$0.47

Diluted:
Continuing operations	$0.02	$0.29	$0.59	$0.94
Discontinued operations	0.09	(0.22)	0.10	(0.48)
Net earnings per share	$0.11	$0.07	$0.69	$0.46

Cash dividends per share	$0.085	$0.085	$0.255	$0.255

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - CONTINUING OPERATIONS

(Dollars in thousands)

	Three Months Ended (Unaudited)
	May 1, 2004	July 31, 2004	October 30, 2004	January 31, 2004	April 30, 2005	July 30, 2005

Sales	$138,783	$140,737	$133,431	$136,852	$165,518	$204,174
Cost of sales	117,527	119,265	114,961	124,254	150,253	183,675

Gross profit	21,256	21,472	18,470	12,598	15,265	20,499

Selling and administrative expenses	6,047	7,036	6,199	6,661	5,264	4,885
Other expense (income), net	(101)	102	29	378	(142)	(81)

Operating profit	15,310	14,334	12,242	5,559	10,143	15,695

Interest expense	517	436	534	542	525	547
Interest income	(254)	(332)	(411)	(391)	(760)	(797)

Earnings from continuing operations, before income taxes	$15,047	$14,230	$12,119	$5,408	$10,378	$15,945

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	October 29, 2005	January 31, 2005
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$50,093	$128,515
Short-term investments	10,790	2,480
Accounts receivable, net	63,221	62,136
Inventories	21,460	17,803
Deferred income taxes	6,406	5,872
Income tax receivable	4,551	7,223
Other current assets	6,275	1,655
Total assets of discontinued operations	344,738	321,949
TOTAL CURRENT ASSETS	507,534	547,633

PROPERTY, PLANT AND EQUIPMENT, NET	40,993	34,660
DEFERRED INCOME TAX ASSET	23,998	26,438
INTANGIBLES AND OTHER ASSETS, NET	45,972	4,611
TOTAL ASSETS	$618,497	$613,342

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Notes payable	$1,874	$—
Current portion of long-term debt	25,000	—
Accounts payable	53,897	43,441
Accrued payrolls and incentives	13,308	13,178
Billings in excess of incurred costs	18,162	59,894
Other current liabilities	28,676	26,154
Total liabilities of discontinued operations	112,005	99,193
TOTAL CURRENT LIABILITIES	252,922	241,860

LONG-TERM DEBT, NET	76	25,000
ACCRUED POSTRETIREMENT BENEFITS AND PENSION	58,684	57,621
OTHER LONG-TERM LIABILITIES	3,715	4,141
TOTAL LIABILITIES	315,397	328,622
SHAREHOLDERS’ EQUITY
Common Stock, without par value, 100,000,000 shares authorized; 29,270,741 and 28,865,070 shares issued, respectively	66,978	59,616
Accumulated other comprehensive loss	(37,968)	(36,048)
Retained earnings	274,090	261,152
TOTAL SHAREHOLDERS’ EQUITY	303,100	284,720
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$618,497	$613,342

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Nine Months Ended
	October 29, 2005	October 30, 2004	October 29, 2005	October 30, 2004
	(Unaudited)		(Unaudited)
Operating Activities
Net earnings	$3,350	$2,083	$20,344	$13,402
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Net (earnings) loss from discontinued operations	(2,711)	6,406	(2,876)	13,959
Deferred tax (benefit) expense	(2,393)	2,634	1,378	(427)
Depreciation and amortization	2,738	2,233	5,988	6,200
Unrealized foreign exchange (gains) losses	(198)	—	1,216	—
Change in operating assets and liabilities net of the effect of discontinued operations:
Accounts receivable, net	(7,826)	(6,627)	(8,576)	(9,716)
Recoverable costs and accrued profits not yet billed	5,044	—	—	—
Inventories	1,877	(6,527)	3,066	(7,072)
Other current and noncurrent assets	(1,699)	(7,373)	(547)	8,935
Accounts payable	(10,440)	3,077	3,918	(663)
Accrued payrolls and incentives	4,385	4,690	(1,929)	3,308
Billings in excess of incurred costs	18,179	3,635	(41,715)	(33,094)
Other current liabilities	253	(2,452)	(5,835)	2,884
Accrued postretirement benefits & pension	348	(10,148)	1,063	(9,434)
Other, net	59	163	(304)	(1,413)
Net Cash Provided by (Used in) Continuing Operations	10,966	(8,206)	(24,809)	(13,131)
Net Cash Provided by (Used in) Discontinued Operations	(24,231)	(3,152)	(16,606)	47,218
Net Cash Provided by (Used in) Operating Activities	(13,265)	(11,358)	(41,415)	34,087

Investing Activities
Capital expenditures	(7,125)	(3,021)	(8,960)	(6,567)
Proceeds from sale of businesses	9,438	—	24,438	—
Acquisition of businesses	—	—	(42,778)	—
Proceeds from disposal of property, plant and equipment	147	163	147	342
Short-term investment activity, net	250	3,505	(8,310)	315
Net investing activities of discontinued operations	—	38	66	112
Net Cash Provided by (Used in) Investing Activities	2,710	685	(35,397)	(5,798)

Financing Activities
Loan acquisition costs	—	—	(76)	—
Change in short-term notes payable	(19)	—	(19)	—
Dividends paid	(2,474)	(2,465)	(7,407)	(7,341)
Proceeds from exercise of stock options	2,302	89	5,949	1,339
Net Cash Used in Financing Activities	(191)	(2,376)	(1,553)	(6,002)

Effect of exchange rate changes on cash	348	—	(57)	—

Increase (decrease) in cash and cash equivalents	(10,398)	(13,049)	(78,422)	22,287
Cash and cash equivalents, beginning of period	60,491	87,522	128,515	52,186
Cash and cash equivalents, end of period	$50,093	$74,473	$50,093	$74,473

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SELECTED OTHER INFORMATION

Continuing Operations

	July 31,	October 30,	January 31,	April 30,	July 30,	October 29,
($ Millions)	2004	2004	2005	2005	2005	2005

Order Backlog	$497	$451	$457	$910	$1,205	$1,121

TACTICAL VEHICLE UNIT DELIVERIES

	Fiscal 2004
	1Q	2Q	3Q	4Q	Total
Trucks	743	751	683	627	2,804
LSACs	—	—	—	270	270
Trailers	204	201	146	179	730
Sales (millions)	$139	$141	$133	$137	$550

	Fiscal 2005
Estimated Unit Deliveries	1Q	2Q	3Q	4Q*	Total*
Trucks	627	711	704	937	2,979
LSACs	621	852	230	62	1,765
Trailers	291	337	373	554	1,555
Sales (millions)	$166	$204	$162	$187	$719

*Based on current customer forecasts and other data.

See cautionary statements above for important information regarding forward-looking statements.